Exhibit 5.1

MEITAR

MEITAR | LAW OFFICES

16 Abba Hillel Silver Road, Ramat Gan, 5250608, Israel
Tel. + 972 3 6103100 Fax. + 972 3 6103111 www.meitar.com

August 29, 2024

monday.com Ltd.
6 Yitzhak Sadeh St.
Tel Aviv-Yafo, 6777506
Israel

RE: monday.com Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to monday.com Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the sale from time to time by the selling shareholder named in the Prospectus (as defined below) up to 68,000 ordinary shares, no par value, of the Company (the “Shares” and the “Offering”, respectively).

The Offering is being effected pursuant to the registration statement on Form F-3 (File No. 333-277915) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 14, 2024, including the prospectus contained therein, as supplemented by the prospectus supplement dated August 29, 2024 (the “Prospectus”), as filed by the Company with the SEC.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is incorporated into by reference; (ii) a copy of the amended and restated articles of association of the Company, as currently in effect (the “Articles”); (iii) minutes of the meeting of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares, which are currently issued and outstanding, are validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of the Commission’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices
Meitar | Law Offices